                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           CNA FINANCIAL CORPORATION
                                ---------------

                    Notice of Annual Meeting -- May 8, 2002

To the Stockholders of
  CNA FINANCIAL CORPORATION:

     You are hereby notified that pursuant to the By-Laws of CNA Financial Corporation, a Delaware corporation, the annual meeting of Stockholders will be held at CNA Plaza (333 South Wabash Avenue), Room 207N, Chicago, Illinois, on Wednesday, May 8, 2002, at 10:00 a.m., Chicago time, for the following purposes:

     (1) To elect eleven Directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company; and

     (3) To transact such other business as may properly come before the meeting.

     Only Stockholders of record at the close of business on March 18, 2002 are entitled to notice of, and to vote at, this meeting.

     It is desired that as many Stockholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to sign and date the enclosed proxy and return it promptly to the Company. You may revoke the proxy at any time before the authority granted therein is exercised.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                                Executive Vice President,
                                              General Counsel and Secretary

Chicago, Illinois
March 27, 2002

                           CNA FINANCIAL CORPORATION
                       CNA PLAZA, CHICAGO, ILLINOIS 60685
                                ---------------

                                PROXY STATEMENT
                         ANNUAL MEETING -- MAY 8, 2002

     The Board of Directors of CNA Financial Corporation ("CNA" or the "Company") submits this statement in connection with the solicitation of proxies from the Stockholders in the form enclosed.

     The persons named in this statement as nominees for election as Directors have been designated by the Board of Directors.

     Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A Stockholder may also revoke his proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the Stockholder's specifications and, if no specification is made, proxies will be voted in accordance with the Board of Directors' recommendations. The approximate date of mailing of this Proxy Statement is March 27, 2002.

     On March 18, 2002, the Company had outstanding 223,596,861 shares of common stock ("Common Stock"). The holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 18, 2002 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of Stockholders.

     In accordance with the Company's by-laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eleven nominees who receive the greatest number of votes cast for election as Directors will be elected as Directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter. Broker non-votes are not counted as present.

PRINCIPAL SHAREHOLDERS

     The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of February 28, 2002 (unless otherwise noted). Except as noted below, each such entity has sole voting and investment power with respect to the shares set forth:

NAME AND ADDRESS OF BENEFICIAL OWNER                      AMOUNT BENEFICIALLY OWNED    PERCENT OF CLASS
------------------------------------                      -------------------------    ----------------
Loews Corporation ("Loews")...........................           198,575,624                88.81%
667 Madison Avenue
New York, New York 10021

     Because Loews holds more than a majority of the outstanding Common Stock of CNA, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other Stockholders. Loews intends to vote FOR the election of management's nominees for the Board of Directors and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between CNA and Loews with respect to the election of CNA Directors or Officers or with respect to the other matters to come before the meeting.

DIRECTOR AND OFFICER HOLDINGS

     The following table sets forth certain information as to the shares of Common Stock beneficially owned by each Director and nominee, and each Executive Officer named in the Summary Compensation Table below, and by all Executive Officers and Directors of the Company as a group as of February 28, 2002, based on data furnished by them:

                                             SHARES OF THE        SHARES OF LOEWS          SHARES OF CNA
                                               COMPANY'S            CORPORATION        SURETY CORPORATION(1)
                                              COMMON STOCK          COMMON STOCK           COMMON STOCK
                  NAME                     BENEFICIALLY OWNED    BENEFICIALLY OWNED     BENEFICIALLY OWNED
                  ----                     ------------------    ------------------    ---------------------
Antoinette Cook Bush.....................           600                       0                    0
Robert V. Deutsch........................       129,765(2)                2,000                    0
Ronald L. Gallatin.......................         7,200                       0                    0
Walter L. Harris.........................         1,830                       0                    0
Bernard L. Hengesbaugh...................       485,086(3)                    0                2,500
Stephen W. Lilienthal....................        28,028                       0                    0
Edward J. Noha...........................         1,647                   3,800(4)                 0
Robert W. Patin..........................           915                       0                    0
Don M. Randel............................             0                       0                    0
Joseph Rosenberg.........................        12,200                       0                    0
James S. Tisch(5)........................         6,100               2,940,500(6)                 0
Laurence A. Tisch(5).....................             0              18,617,996(7)                 0
Preston R. Tisch(5)......................             0              29,983,184(8)                 0
Marvin Zonis.............................           183                       0                    0
All Officers and Directors as a group (15
  persons including those listed
  above).................................       675,504              51,547,480(9)             2,500

---------------

1. CNA, through its subsidiaries, owns approximately 64% of CNA Surety Corporation.

2. Includes 18,750 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan which are currently exercisable.

3. Includes 41,250 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan which are currently exercisable.

4. Includes 800 shares of Loews Common Stock issuable upon the exercise of options granted under the 2000 Loews Corporation Stock Option Plan (the "Loews Stock Option Plan") which are currently exercisable.

5. Laurence A. Tisch and Preston R. Tisch are brothers. James S. Tisch is the son of Mr. L. A. Tisch.

6. Includes 15,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 2,765,500 shares of Loews Common Stock held by trusts of which Mr. J. S. Tisch is managing trustee and beneficiary. In addition, 100,000 shares of Loews Common Stock are held by a charitable foundation as to which Mr. J. S. Tisch has shared voting and investment power. Loews Common Stock shares held by Mr. J. S. Tisch represent 1.5% of the outstanding shares of Loews Common Stock.

7. Includes 4,000,000 shares of Loews Common Stock held of record by the wife of Mr. L. A. Tisch and 4,000,000 shares of Loews Common Stock held by Mr.
     L. A. Tisch as trustee of a trust for the benefit of his wife, as to which he has sole voting and investment power. Does not include an aggregate of 11,477,760 shares beneficially owned by Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch, each of whom is a son of Mr. L. A. Tisch. Such shares were reported in a
     Schedule 13D filed with the Securities and Exchange Commission by Mr. L. A. Tisch and his sons which stated that the filing persons were filing jointly solely for information purposes because of their family relationships. However, they did not affirm that they constituted a "group" for any purpose, and each such person expressly disclaimed beneficial ownership of any shares beneficially owned by any other such person. Loews Common Stock shares held by Mr. L. A. Tisch represent 9.7% of the outstanding shares of Loews Common Stock.

8. Includes 440,000 shares of Loews Common Stock held of record by the wife of Mr. P. R. Tisch. Also includes 5,755,188 shares held by Mr. P. R. Tisch as trustee of a trust for the benefit of his wife, as to which he has sole voting and investment power. Loews Common Stock shares held by Mr. P. R. Tisch represent 15.7% of the outstanding shares of Loews Common Stock.

9. Includes 15,000 shares of Loews Common Stock issued upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Represents 27% of the outstanding shares of Loews Common Stock.

     Each holding represents less than 1% of the outstanding shares of Common Stock. For information with respect to the stock holdings of Loews, see "Principal Shareholders" above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The By-Laws provide that the number of Directors that shall constitute the whole Board shall be not greater than thirteen nor fewer than eleven. The Directors shall be elected at the Annual Meeting of Stockholders and each Director elected shall hold office until the next annual meeting of Stockholders and until his successor is elected and qualified. Directors need not be Stockholders. Unless authority to do so is withheld, the persons named in the enclosed proxy intend to vote the shares represented by the proxies given to them for the eleven nominees hereinafter named.

     Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable.

     Set forth below is the name, principal occupation and business experience during the past five years and certain other information for each nominee:

     ANTOINETTE COOK BUSH, Executive Vice President of Northpoint Technology, Ltd./Broadwave USA, Inc. since April 2000. From 1993 until April 2000, Partner, Skadden, Arps, Slate, Meagher & Flom, Washington, D. C. Ms. Bush was Senior Counsel of the United States Senate Committee on Commerce, Science and Transportation-Majority Staff from January 1991 to October 1993. She has been a Director since 1993. She is a member of the Executive, Finance and Audit Committees and Chairperson of the Incentive Compensation Committee. Age 45.

     WALTER L. HARRIS, President and Chief Executive Officer, Tanenbaum-Harber Co. Inc. & Affiliates since 1980. He is a member of the Audit, Executive and Finance Committees. He is a director of Metropolitan National Bank and American Progressive Life & Health Insurance Company. Mr. Harris was elected as a Director in February of 2001. Age 50.

     BERNARD L. HENGESBAUGH, Chairman of the Board and Chief Executive Officer of the CNA insurance companies since February 1999. Mr. Hengesbaugh was elected Executive Vice President and Chief Operating Officer of the CNA insurance companies in February 1998. From 1990 until 1998, he was Senior Vice President of the CNA insurance companies. Prior thereto, Mr. Hengesbaugh had been a Vice President of the CNA insurance companies since 1980. He is a member of the Executive and Finance Committees. Mr. Hengesbaugh was elected as a Director in February of 1999. Age 55.

     STEPHEN W. LILIENTHAL, President and Chief Executive Officer, Property and Casualty Operations of the CNA insurance companies since July, 2001. From June 1993 to June 1998, senior officer of USF&G Corporation ("USF&G"). In April 1998, USF&G was acquired by the St. Paul Companies. Mr. Lilienthal was Executive Vice President of the St. Paul Companies until July, 2001. He is a member of the Executive and Finance Committees. Mr. Lilienthal was elected as a Director in August of 2001. Age 52.

     EDWARD J. NOHA, Chairman of the Board of CNA since September 1992. Prior to that time and since February 1975, he was Chairman of the Board and Chief Executive Officer of the CNA insurance companies. He serves on the board of Loews. He is a member of the Executive and Finance Committees. Mr. Noha has served as a Director since 1975. Age 74.

     DON M. RANDEL, President of the University of Chicago since July 2000. From 1995 to 2000, he was Provost and Professor of Musicology at Cornell University. Prior to that time, he served at Cornell as Dean of the College of Arts and Sciences from 1991 to 1995 and as Associate Dean from 1968 to 1991. Mr. Randel is currently not a Director of the Company. Age 61.

     JOSEPH ROSENBERG, Chief Investment Strategist of Loews since 1995. Prior to that, he was Chief Investment Officer of Loews since August 1973. He serves on the Executive and Finance Committees. He has been a Director since August 1995. Age 68.

     JAMES S. TISCH, President and Chief Executive Officer of Loews since January 1999. Prior to that, he was President and Chief Operating Officer of Loews from October 18, 1994 to January 1999. He is a Director of Loews, Vail Resorts, Inc., Baker, Fentress & Company and Chairman of the Board and Chief Executive Officer of Diamond Offshore Drilling, Inc. He is Chairman of the Finance Committee and serves on the Executive Committee. Mr. Tisch has served as a Director since 1985. Age 49.

     LAURENCE A. TISCH, Co-Chairman of the Board of Loews since January 1999. He is the Chief Executive Officer of CNA. He is a director of Automatic Data Processing, Inc. and Bulova Corporation ("Bulova"). Prior to 1999, Mr. Tisch had been Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. Mr. Tisch has served as a Director since 1974 and is a member of the Executive and Finance Committees. Age 79.

     PRESTON R. TISCH, Co-Chairman of the Board of Loews since January 1999. Prior to 1999, he was Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. Mr. Tisch served as Postmaster General of the United States from August 15, 1986 to February 26, 1988. Prior thereto he had served as President and Chief Operating Officer of Loews. He is a director of Bulova and Hasbro, Inc. Mr. Tisch served as a Director of CNA from 1974 to 1986 and was reelected a Director in May of 1988. He serves on the Executive and Finance Committees. Age 75.

     MARVIN ZONIS, Professor of International Political Economy at the Graduate School of Business of the University of Chicago since 1989. Principal of Marvin Zonis & Associates, Inc. He has been a Director since 1993. He is Chairman of the Audit Committee and serves on the Executive and Finance Committees. Age 65.

COMMITTEES AND MEETINGS

     The Company has an Audit, Incentive Compensation, Executive and Finance Committee. The Company does not have a Nominating Committee.

     The Incentive Compensation Committee administers the CNA Financial Corporation 2000 Incentive Compensation Plan.

     The Board of Directors, and Audit, Finance and Incentive Compensation Committees met four times in 2001. All of the current Directors attended at least 75% of each of the Board of Directors meetings and the committees of the Board on which each such Director serves.

     In addition to those Directors identified above, Ronald L. Gallatin served as a member of the Audit Committee. Mr. Gallatin is not standing for reelection to the Board.

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of the Company's financial reporting process. (The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board on May 11, 2000 and ratified on February 13, 2002). As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee functions as the liaison with the Company's independent auditors and internal audit. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Committee met four times in 2001. The Committee also met four times with the independent auditors in independent sessions.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has also received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and internal audit services provided by the auditors and has considered whether the provision of such services by the independent auditors' to the Company is compatible with maintaining the auditors' independence. The Committee has discussed with the independent auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditors' independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent".

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission and considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company in 2001 was not incompatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                              Antoinette Cook Bush
                               Ronald L. Gallatin
                                Walter L. Harris
                           Marvin Zonis (Chairperson)

DIRECTOR COMPENSATION

     CNA directors who are not employees of CNA or any of its subsidiaries received an annual retainer in 2001 of $25,000. In addition, members of committees received the following annual retainers: Finance, $4,000, Executive, $4,000, Incentive Compensation, $3,000 (Chairperson receives $4,000) and Audit, $5,000 (Chairperson receives $7,500). Messrs. Hengesbaugh and Lilienthal do not receive director retainer fees. Directors are reimbursed for necessary and reasonable travel expenses incurred in attending meetings.

     Pursuant to a Continuing Service Agreement with CNA, expiring on September 20, 2002, Mr. Noha (or his estate in the event of his death) is paid a fee at the rate of $1,570,000 per annum reduced by the retirement benefits payable to Mr. Noha under his Employment Agreement and the CNA Retirement Plan and CNA Supplemental Executive Retirement Plan (the "SERP"). During the last fiscal year, services provided by Mr. Noha under this Agreement consisted of providing the assistance and advice as delineated in the Agreement and promoting and assisting the Company with respect to its position in the Chicago business community. In this regard, Mr. Noha served as a member of numerous organizations including Chairman of the State Government Accountability Council, Chairman of the Chicago Manufacturing Center, Chairman of the Economic Development Commission of the City of Chicago, Chairman of the NIST Manufacturing Extension Partnership National Advisory Board and member of the Illinois Business Roundtable.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table includes compensation paid by the Company and its subsidiaries for services rendered in all capacities for the years indicated for the Chief Executive Officer and four other most highly compensated executive officers of the Company as of December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                  --------------------   --------------------------------------
                                                                                 AWARDS              PAYOUTS
                                                                         -----------------------   ------------
                                                                         RESTRICTED   SECURITIES
                                        FISCAL                             STOCK      UNDERLYING    LONG-TERM        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY(A)   BONUS(B)    AWARD($)    OPTIONS(#)   COMPENSATION   COMPENSATION(C)
     ---------------------------        ------    ---------   --------   ----------   ----------   ------------   ---------------
Laurence A. Tisch(d)..................   2001          -0-         -0-         -0-         -0-             -0-       $ 33,000(e)
  Chief Executive Officer of             2000          -0-         -0-         -0-         -0-             -0-         33,000(e)
  CNA Financial Corporation              1999          -0-         -0-         -0-         -0-             -0-         33,000(e)
Bernard L. Hengesbaugh................   2001     $950,000    $950,000(f)       -0-     55,000             -0-       $ 78,683
  Chairman of the Board &                2000      950,000     923,400         -0-      55,000             -0-         39,900
  Chief Executive Officer                1999      966,346     950,000         -0-      55,000             -0-         72,017
  CNA insurance companies
Stephen W. Lilienthal(g)..............   2001     $296,154    $600,000(h)  $780,019(i)   75,000            -0-       $124,440(j)
  President & CEO
  CNA Property & Casualty Operations
  CNA insurance companies
Robert V. Deutsch.....................   2001     $550,000    $935,000         -0-      25,000      $  160,000       $ 91,868(l)
  Executive Vice President &             2000      550,000     594,000         -0-      25,000             -0-        111,281(l)
  Chief Financial Officer                1999      179,808     450,000    $365,300(k)   25,000             -0-          3,554
  CNA Financial Corporation
Robert W. Patin (g)...................   2001     $459,615    $250,000         -0-         -0-             -0-       $ 31,561
  Chief Executive Officer
  CNA Life and Group Operations
  CNA insurance companies

---------------
Notes
(a) Base salary includes compensation deferred under the CNA Savings and Capital Accumulation Plan (the "S-CAP") and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the "SES-CAP").

(b) Amounts disclosed are for bonus awards earned and accrued in the year indicated under the Company's Annual Incentive Plan and supplemental bonus plan hereinafter described. Bonus awards are typically paid in March of the following year unless deferred.

(c) Represents amounts contributed or accrued to the named officers under the S-CAP and the SES-CAP.

(d) Mr. Tisch does not receive a salary from the Company. CNA reimburses Loews for Mr. Tisch's services, as well as other Loews officers and executives, pursuant to the Services Agreement described below under "Certain Transactions." The Loews reimbursement for Mr. Tisch's services to CNA was $78,977 for 2001 and $96,427 annually for 2000 and 1999.

(e) Represents director fees paid to Mr. Tisch. Mr. Tisch is not a participant in the S-CAP or the SES-CAP.

(f) Mr. Hengesbaugh accepted a reduction of approximately 35% in the amount he would have otherwise received.

(g) Messrs. Lilienthal and Patin were employed by the Company effective July 23, 2001 and January 22, 2001, respectively.

(h) Represents a hiring bonus paid to Mr. Lilienthal.

(i) Mr. Lilienthal was awarded a restricted stock grant of 28,028 shares upon commencement of employment. The 28,028 shares vest in four equal parts beginning July 31, 2002.

(j)  Includes $103,414 of relocation expenses paid in 2001.

(k) Mr. Deutsch was awarded a restricted stock grant of 10,000 shares upon commencement of employment. The 10,000 shares vest in four equal parts beginning December 31, 2000.

(l) Includes $68,768 and $95,289 of travel expenses and other related expenses paid in 2001 and 2000, respectively.

     The following table includes individual grants of stock options awarded by the Company for services rendered in all capacities for the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                       STOCK APPRECIATION FOR
                                               INDIVIDUAL GRANTS                             OPTION TERM
                            --------------------------------------------------------   -----------------------
                             NUMBER OF     % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED TO
                              OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
           NAME             GRANTED (A)   FISCAL YEAR    (PER SHARE)(B)      DATE        5%($)        10%($)
           ----             -----------   ------------   --------------   ----------     -----        ------
Laurence A. Tisch(c)......       -0-           -0-              -0-              -0-          -0-          -0-
Bernard L. Hengesbaugh....    55,000          10.7%          $35.35         05/02/11   $1,222,728   $3,098,634
Stephen W. Lilienthal.....    75,000          14.6%          $27.83         08/31/11    1,312,660    3,326,539
Robert V. Deutsch.........    25,000           4.9%          $35.35         05/02/11      555,786    1,408,470
Robert W. Patin(c)........       -0-           -0-              -0-              -0-          -0-          -0-

---------------

(a) Options vest in cumulative installments of 25% on each anniversary of the date of grant, such that the options are fully exercisable on or after four years from the date of grant.

(b) The exercise price shown for individual optionees is the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape).

(c)  Messrs. Tisch and Patin did not receive stock option grants in 2001.

     The following table includes information concerning the exercise of stock options during the last completed fiscal year for the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2001:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                      SHARES                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                     ACQUIRED      VALUE     OPTIONS AT FISCAL YEAR END(#)       FISCAL YEAR END($)(A)
                                    ON EXERCISE   REALIZED   ------------------------------   ---------------------------
               NAME                     (#)         ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----                 -----------   --------   ------------    --------------   -----------   -------------
Laurence A. Tisch (b).............      -0-         -0-            -0-              -0-             -0-            -0-
Bernard L. Hengesbaugh............      -0-         -0-         41,250          123,750             -0-            -0-
Stephen W. Lilienthal.............      -0-         -0-            -0-           75,000             -0-       $100,500
Robert V. Deutsch.................      -0-         -0-         18,750           56,250             -0-            -0-
Robert W. Patin (b)...............      -0-         -0-            -0-              -0-             -0-            -0-

---------------
(a) Value is based on the closing price of the Company common stock on December 31, 2001 minus the exercise price.

(b) Messrs. Tisch and Patin did not receive stock options under the plan.

EMPLOYMENT CONTRACTS

     Each of Messrs. Deutsch and Hengesbaugh currently has an employment agreement with the Company effective through December 31, 2002 unless their employment is terminated earlier. Mr. Lilienthal has an employment agreement effective through July 31, 2004 unless terminated earlier. The employment agreements of Messrs. Deutsch, Hengesbaugh and Lilienthal shall hereafter be collectively referred to as the "Employment Agreements". The Employment Agreements provide that each of these executive officers will serve the Company at annual salary rates which are currently $550,000, $950,000 and $700,000 for Messrs. Deutsch, Hengesbaugh and Lilienthal, respectively. Mr. Hengesbaugh's and Mr. Deutsch's salaries are subject to annual review by the Incentive Compensation Committee for possible increases. Mr. Lilienthal's salary is adjustable upwards annually at the discretion of the Chairman of the Board and the Chief Executive Officer of the CNA insurance companies based upon market considerations, responsibilities and performance. The Employment Agreements also provide that each executive officer will have the opportunity to earn annual incentive compensation under the CNA Financial Corporation 2000 Incentive Compensation Plan (the "Incentive Compensation Plan") if certain annual net operating income targets are met. The Company's Incentive Compensation Committee will determine the definition of net operating income for these targets on an annual basis. The annual incentive compensation amounts are capped at 200% of salaried compensation for Messrs. Deutsch and Hengesbaugh. Mr. Lilienthal's annual incentive target compensation shall not be less than 71% of his base compensation as of his start date. For the year 2001 performance period, the annual incentive compensation amounts for Messrs. Hengesbaugh and Deutsch payable under the Incentive Compensation Plan were required to be determined using a formula approved by the Incentive Compensation Committee and then adjusted downward at the discretion of the Committee. Under this determination, Messrs. Hengesbaugh and Deutsch were entitled to bonuses of $1,454,000 and $935,000, respectively. In recognition of the poor financial results of the Company in 2001, Mr. Hengesbaugh agreed to accept a bonus of $950,000, representing a further 35% reduction. Pursuant to the terms of the Incentive Compensation Plan, Messrs. Hengesbaugh and Deutsch each have been or will be awarded annual stock grants of 55,000 and 25,000 shares, respectively, during each of 2000, 2001 and 2002 subject to Company and individual performance. Mr. Lilienthal also is entitled to an annual grant of stock options of 25,000 to 30,000 shares. Mr. Deutsch's cash award under the Incentive Compensation Plan was or will be targeted at $160,000 for each of the 2000 -- 2002, 2001 -- 2003 and 2002 -- 2004 performance cycles and guaranteed at $160,000 for the 2000 -- 2001 cycle. For assuming the role as the Company's Chief Financial Officer, Mr. Deutsch also received a one-time award of 10,000 restricted shares of the Company's Common Stock which vests in four equal installments beginning on December 31, 2000. The unvested portion of Mr. Deutsch's shares will vest immediately if he is terminated without cause, Mr. Deutsch terminates his employment for good reason, the Company fails to renew his Employment Agreement or in the event of his death or disability. Under his Employment Agreement, Mr. Hengesbaugh's salary amounts and annual cash incentive compensation amounts are considered eligible compensation for purposes of SES-CAP (as defined below) Company matching contributions. Mr. Lilienthal received a special stock option grant of 75,000 shares of the Company's Common Stock and a special grant of restricted shares of the Company's Common Stock in a number which approximates the value of $780,000. Vesting of Mr. Lilienthal's stock option and restricted stock occurs over a four-year period.

     The Employment Agreements also include certain provisions that are effective if the executive officer's employment is terminated by the executive officer for "good reason" or by the Company other than for "cause" or death or disability (each as defined in the Employment Agreements). In Mr. Hengesbaugh's case, he will receive 300% of his salary for each of three years following the termination. Under such circumstances, Mr. Deutsch will receive a payment equal to 100% of his total compensation (salary in effect on the date of termination, targeted annual incentive compensation, targeted Incentive Compensation Plan cash award and an amount using a modified Black-Scholes methodology which values options to be awarded under the

Incentive Compensation Plan at 48% of the fair market value of the average of the high and low sales price for the Company's Common Stock on the date of termination) for each of three years following his termination. Mr. Lilienthal will receive 200% of his then-current base compensation and Incentive Compensation Plan target bonus and the special stock option and restricted grants of the Company's common stock described above would vest immediately. Additionally, Messrs. Deutsch and Hengesbaugh's Employment Agreements include a provision requiring the Company to pay the executive officer the amounts described above if such executive officer's Employment Agreement is not renewed at the end of the term of the Employment Agreement. Mr. Lilienthal would receive severance consisting of one-half of his then-current base compensation and annual Incentive Compensation Plan target bonus in the event of the Company's termination of his employment for any reason other than for cause or if the Company failed to extend or renew his Employment Agreement prior to termination. If the Company does not offer Mr. Lilienthal an extended or new employment agreement in writing on or prior to January 31, 2004, his termination date under the current Employment Agreement shall be extended for as many days thereafter until such offer is made up to July 31, 2004.

     The Company also agreed to pay each executive officer an amount necessary to reimburse him, on an after-tax basis, for any excise tax due as a result of any payment under the Employment Agreements being treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Mr. Deutsch's Employment Agreement also contains provisions relating to pension enhancements. Mr. Deutsch's pension enhancement, provided from the SERP, is in the form of ten additional years of credited service to be earned pro rata over four years of Company service. The unvested portion of Mr. Deutsch's pension enhancement shall vest immediately if he is terminated without cause, or terminates his employment for good reason, or the Company fails to renew his Employment Agreement.

     The Employment Agreements contain provisions, effective during the period of employment and for varying time periods thereafter as described below, relating to non-competition with the Company's business (24 months for Messrs. Deutsch and Hengesbaugh, for the term of his Employment Agreement in the case of Mr. Lilienthal), non-disclosure of confidential information (no time limit), non-solicitation of the Company's or its subsidiaries' employees or officers (36 months for Messrs. Deutsch and Hengesbaugh, 24 months for Mr. Lilienthal), non-interference with the Company's or its subsidiaries' business or relationships (36 months for Messrs. Deutsch and Hengesbaugh, 24 months for Mr. Lilienthal) and assistance with claims of the Company and its subsidiaries (60 months except in Mr. Hengesbaugh's case, 36 months). If Mr. Deutsch voluntarily resigns, he will be bound by the non-competition, non-solicitation and non-interference provisions for as many months as the Company pays him an amount equal to 1.5 times his monthly compensation (as described in the first paragraph above) in the case of the non-competition provision and 1.5 times the number of months of such payments in the case of the non-solicitation and non-interference provisions. The Employment Agreements are not assignable by either party, but are binding upon successors of the Company.

RETIREMENT PLANS

     CNA sponsors funded, tax-qualified retirement plans for salaried employees, including executive officers (the "Qualified Plans") and unfunded, non-qualified equalization plans (the "Non-Qualified Plans") which provide for accruals and contributions not available under the tax-qualified plans. The following description of the Qualified Plans also gives effect to the Non-Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and defined benefit plans. The qualified and non-qualified defined contribution plans are the CNA Savings and Capital Accumulation Plan (the "S-CAP") and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the "SES-CAP"), respectively. The qualified and non-qualified defined benefit plans are the CNA Retirement Plan and the CNA Supplemental Executive Retirement Plan (the "SERP"), respectively.

     Prior to 2000, the CNA Retirement Plan provided a normal retirement pension equal to 2% of a participant's final average compensation times his first 25 years of service, plus .6667% of his final average compensation times his next 15 years of participation, with the total reduced by 1.4% of his social security benefit times his first 35 years of service. In 2000, the CNA Retirement Plan was amended and employees of Continental Casualty Company ("CCC") who were employed at December 31, 1999 and were still employed on April 24, 2000 were required to make a choice regarding their future accruals in this plan. Employees were given two choices: (1) to continue earning additional benefits under the formula described above, or (2) to convert the present value of their accrued benefit as of December 31, 1999 to an accrued pension account, which is credited with interest at a rate based on 30 year treasury securities.

     Employees who elected to forego earning additional benefits in the CNA Retirement Plan and all employees hired by CCC on or after January 1, 2000 receive an annual basic Company contribution to the S-CAP of 3% or 5% of their eligible compensation, depending on their age. In addition, these employees are eligible to receive discretionary annual performance contributions of up to 2% of eligible compensation and an additional Company match of up to 80% of the first 6% of salary contributed by the employee. All eligible employees, regardless of their choice, are entitled to a 70% Company matching contribution to the S-CAP on the first 6% of eligible compensation contributed by the employee. The Company matching contribution rates for employees during the first year of service are 50% of the foregoing.

     All salary amounts and annual cash incentive compensation amounts are considered eligible compensation for purposes of the CNA Retirement Plan, the SERP, and for basic and performance contributions to the S-CAP and SES-CAP. Only salary is considered eligible compensation for purposes of Company matching contributions to the S-CAP and SES-CAP.

     The executive officers listed below all chose to continue to accrue benefits under the CNA Retirement Plan and SERP.

                               PENSION PLAN TABLE

       AVERAGE                                 YEARS OF CREDITED SERVICE
        ANNUAL          ------------------------------------------------------------------------
     COMPENSATION          15             20              25              30              35
     ------------          --             --              --              --              --
$  400,000............  $116,129      $  154,839      $  193,549      $  205,593      $  217,636
   600,000............   176,129         234,839         293,549         312,260         330,970
   800,000............   236,129         314,839         393,549         418,927         444,304
 1,000,000............   296,129         394,839         493,549         525,594         557,638
 1,200,000............   356,129         474,839         593,549         632,261         670,972
 1,400,000............   416,129         554,839         693,549         738,928         784,306
 1,600,000............   476,129         634,839         793,549         845,595         897,640
 1,800,000............   536,129         714,839         893,549         952,262       1,010,974
 2,000,000............   596,129         794,839         993,549       1,058,929       1,124,308
 2,200,000............   656,129         874,839       1,093,549       1,165,596       1,237,642
 2,400,000............   716,129         954,839       1,193,549       1,272,263       1,350,976
 2,600,000............   776,129       1,034,839       1,293,549       1,378,930       1,464,310
 2,800,000............   836,129       1,114,839       1,393,549       1,485,597       1,577,644

     The amounts in the table reflect deductions for estimated Social Security payments.

     Mr. Deutsch and Mr. Hengesbaugh have eight and twenty-one years of credited service, respectively. Messrs. Lilienthal and Patin do not have any years of credited service.

     The following table includes information concerning long-term incentive cash awards made in 2001 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 2001

                                                                ESTIMATED FUTURE PAYOUTS($)(A)
                                                             -------------------------------------
                NAME                   PERFORMANCE PERIOD    THRESHOLD      TARGET       MAXIMUM
                ----                   ------------------    ---------      ------       -------
Laurence A. Tisch(b).................      2001-2003              -0-            -0-           -0-
Bernard L. Hengesbaugh(b)............      2001-2003              -0-            -0-           -0-
Stephen W. Lilienthal(b).............      2001-2003              -0-            -0-           -0-
Robert V. Deutsch....................      2001-2003         $ 80,000     $  160,000    $  320,000
Robert W. Patin(c)...................      2001-2003          500,000      1,000,000     2,000,000

---------------
(a) The long-term incentive cash awards are made under the Incentive Compensation Plan, which is administered by the Incentive Compensation Committee. The long-term incentive cash awards are generally granted annually and are earned based on net income targets or other selected corporate financial goals for three-year performance periods and will become payable only to the extent that specified performance goals are achieved. The payouts can vary from 0% to 200% of the original target based on the attainment of performance goals. Only awards related to the 2001-2003 performance cycle are included in this table.

(b) Messrs. Tisch, Hengesbaugh and Lilienthal did not receive a Long-Term Incentive Plan award in 2001.

(c) Mr. Patin only participates in the 2001-2003 performance cycle, in lieu of stock option grants.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

CERTAIN EXECUTIVE OFFICERS

     The Board of Directors believes that the future success of the Company and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Company and its business interests.

     Under Section 162(m) of the Internal Revenue Code and certain regulations thereunder (together "the Code") the amount of compensation paid by a publicly-held corporation to its five most highly compensated executive officers during any year that may be deductible for federal income tax purposes is limited to $1,000,000 per person per year except that compensation that is "qualified performance-based compensation" will be deductible.

     To the extent the Company's compensation policy can be implemented in a manner that maximizes the deductibility of compensation paid by the Company, the Board of Directors will seek to do so. Accordingly, in 2000, the Company adopted the Incentive Compensation Plan, which is designed to qualify the amounts paid from time to time thereunder to certain of the Company's Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Code.

GENERAL

     The Company's compensation program is designed to recognize individual performance and contribution to CNA. This pay-for-performance philosophy is used to reward employees whose work meets or exceeds CNA's standards of quality and value-added customer service. It is CNA's objective to have a compensation policy that is internally equitable and externally competitive, rewards executives for long term strategic management, supports a performance-oriented environment that stresses attainment of corporate goals and individual expectations, and attracts and retains key executives critical to the Company's long term success.

     The Chairman and Chief Executive Officer of the CNA insurance companies establishes the compensation for the other senior executives ("Senior Executives"). (As used herein, "Senior Executives" does not include the Chairman and Chief Executive Officer, the President and Chief Executive Officer of Property and Casualty Operations and the Chief Financial Officer). He is assisted in developing the compensation plan by the Company's Human Resources staff. The Human Resources staff is aided by an independent nationally recognized compensation consulting organization. Information is obtained regarding the Company's competitor group of companies. The competitor group of companies are within the property/casualty insurance industry and include two of the three companies in the Standard & Poor's Multi-Line Insurance Index (see "Stock Price Performance Graph" below). These companies represent the organizations against which CNA competes for key executives. This information, in conjunction with performance judgments as to past and expected future contributions of the individual, is used to develop an annual compensation plan. The Human Resources staff periodically reviews the overall competitiveness of the salary plan with independent compensation consultants. Because CNA uses this market pricing approach to determine appropriate pay levels, CNA does not use formal salary ranges, with attendant minimums, midpoints and maximums to determine pay levels or annual increase amounts. In 2001, the Senior Executives were provided total compensation opportunities that approximated a minimum of the 50th percentile of total compensation opportunities for comparable individuals at the Company's peer group of competitors.

     The Company has adopted an Annual Incentive Bonus Plan for its Senior Executives, the awards for which are determined by performance compared to preset goals in one or both of two categories: Shared Goals and Individual Goals. Generally, the pre-set goals have been developed to be quantifiable or definable to the extent possible. The percentage is based, among other factors, on comparative salary data as described above. Final approval of bonus payments is made by the Chairman and Chief Executive Officer of the CNA insurance companies. The Company reserves the right to make discretionary changes to the award amounts and reserves the right to eliminate these bonuses, uniformly, due to adverse financial conditions. In determining the annual incentive awards for 2001, the Chairman and Chief Executive Officer of the CNA insurance companies evaluated Company and business unit performance and individual performance against the pre-set goal categories. Based upon his evaluation, the median for 2001 incentive bonuses was 65% of the incentive targets for the Senior Executives.

     In 1999, the Company adopted the CNA Financial Corporation 2000 Long-Term Incentive Compensation Plan (the "LTIP"). The LTIP was amended by the Board of Directors in February 2000 (and subsequently approved by the shareholders) to merge the Incentive Compensation Plan for Certain Executive Officers with the LTIP to provide an omnibus plan renamed as the CNA Financial Corporation 2000 Incentive Compensation Plan which covers annual, long-term, cash and share-related compensation for certain officers of the Company and its subsidiaries.

     In February 1999, the CNA insurance companies' Chairman and Chief Executive Officer and the then President awarded Supplemental Bonuses payable in March 2001 to the Senior Executives ranging in amounts from $50,000 to $648,000. See "Employment Contracts" above for a description of the Incentive Compensation Awards for Messrs. Deutsch and Hengesbaugh.

     As noted in the Summary Compensation Table, Laurence A. Tisch, the Company's Chief Executive Officer, does not receive compensation from the Company. Mr. Tisch is compensated by Loews, of which he is Co-Chairman of the Board. CNA reimburses Loews for services of Mr. Tisch and other officers and executives of Loews pursuant to the Services Agreement described under "Certain Transactions," below.

By the Board of Directors:              Antoinette Cook Bush    Joseph Rosenberg
                                        Ronald L. Gallatin      James S. Tisch
                                        Walter L. Harris        Laurence A. Tisch
                                        Bernard L. Hengesbaugh  Preston R. Tisch
                                        Stephen W. Lilienthal   Marvin Zonis
                                        Edward J. Noha

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. L. A. Tisch, B. L. Hengesbaugh and S. W. Lilienthal, all of whom are Directors of the Company, also serve as officers of the Company or its subsidiaries. In addition, Mr. Noha, a Director of the Company, formerly served as an officer of the Company or its subsidiaries. Mr. L. A. Tisch, Director and Chief Executive Officer of the Company, also serves as a Director and Co-Chairman of the Board of Loews. See "Certain Transactions," below, for information with respect to transactions between the Company and its subsidiaries, and certain individuals and entities with which they are affiliated.

                              CERTAIN TRANSACTIONS

     Loews makes available to CNA the services of certain officers and executives of Loews. In February 1975 CNA entered into a management services agreement (the "Services Agreement") with Loews which provides that Loews will make available to CNA these services, together with general corporate services, including financial, administrative and management consulting services. Loews is reimbursed on the basis of an allocation of a portion of the salaries and related payroll taxes and benefits of the officers and executives performing the services, in addition to travel and similar expenses incurred. The allocation may be adjusted in the event of any substantial change in the services performed and the Services Agreement may be terminated by CNA or Loews on the last day of any month. The Services Agreement has been reviewed each year since 1975 by CNA's Audit Committee. The last such review took place in February 2002 and the Audit Committee recommended renewal of the Services Agreement for the ensuing fiscal year, calling for a reimbursement allocation of approximately $210,000 per month, which recommendation was accepted by the Board of Directors. Under the Services Agreement CNA reimbursed Loews $2,520,000 for services performed during 2001, and $29,443 for travel and similar expenses incurred during that period. During 2001, Loews or its subsidiaries paid premiums on insurance and administrative services to the CNA insurance companies at standard rates aggregating approximately $6,035,278.

     The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA's Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. This agreement may be cancelled by CNA or Loews upon thirty days' prior written notice. In 2001, the inclusion of CNA and its eligible subsidiaries in the consolidated federal tax return of Loews resulted in a decreased federal income tax liability for Loews. Accordingly, Loews has paid or will pay approximately $908,000,000 to CNA for 2001 under the tax allocation agreement.

     CNA has also reimbursed to Loews or paid directly approximately $13,058,274 for expenses (consisting primarily of salaries and benefits and other out-of-pocket costs) incurred or owed by Loews during 2001 in maintaining investment facilities and services for CNA.

     Pursuant to the terms of the Stock Ownership Plan as hereinafter described, in October of 1998, CNA provided loans to Mr. Hengesbaugh, to assist him with the purchase of common stock of the Company. In March 1999 Mr. Hengesbaugh received an additional loan from CNA to purchase additional shares from the Company. Mr. Deutsch received a loan to purchase stock in August of 1999. Interest on the loans extended in October 1998 is 5.39% (5.23% with respect to the loan to Mr. Hengesbaugh in March 1999 and 6.14% with respect to Mr. Deutsch in August 1999), compounded semi-annually, and will be added to the principal balances until the loans are settled. The term of each loan is 10 years. Mr. Hengesbaugh's loan is unconditional with full recourse against the maker. Mr. Deutsch's loan is non-recourse and is secured by additional collateral. As of March 12, 2002, the outstanding amounts of the loans were as follows: Mr. Hengesbaugh, $18,697,618 and Mr. Deutsch, $4,337,672.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total return of the Company's common stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Standard & Poor's Multi-Line Insurance Index for the five years ended December 31, 2001. The graph assumes that the value of the investment in the Company's Common Stock and for each Index was $100 on December 31, 1996 and that dividends were reinvested.

                        [STOCK PRICE PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------
                                      1996        1997        1998        1999        2000        2001
-------------------------------------------------------------------------------------------------------
 CNA FINANCIAL CORP.                 100.00      119.39      112.85      109.17      108.64       83.73
-------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                       100.00      133.36      171.48      207.56      188.66      166.24
-------------------------------------------------------------------------------------------------------
 MULTI-LINE INSURANCE                100.00      152.53      168.04      214.09      301.19      248.22
-------------------------------------------------------------------------------------------------------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     The Board of Directors has appointed Deloitte & Touche LLP as auditors to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year 2002. Deloitte & Touche LLP are currently the auditors of the consolidated financial statements of the Company and its consolidated subsidiaries and are considered to be well qualified to perform this important function. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $4,804,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche was not engaged to perform any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended 2001 were $11,528,000, including audit related services of approximately $1,724,000 and non-audit services of $9,804,000. Audit related services generally include fees for consents and comfort letters, audits of the Company's employee benefit plans, accounting consultations, and work on SEC registration statements.

     All Other Fees include $7,264,000 of fees billed by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

     The Audit Committee has considered whether the provision of other services is compatible with maintaining the principal auditors' independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

                                 OTHER MATTERS

     The Company does not know of any other business to come before the meeting. However, if any other matters come before the meeting, the persons named in the proxies will act on behalf of the Stockholders they represent according to their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mails, but regular employees of the Company may solicit proxies personally, by telephone or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholder proposals for inclusion in proxy materials for the 2003 Annual Meeting should be addressed to the Company's Executive Vice President, General Counsel and Secretary, CNA Plaza, 43S, Chicago, Illinois 60685, and must be received by November 27, 2002. Proxies received in respect of Common Stock to be voted at the 2003 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by shareholders after February 1, 2003.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Chicago, Illinois
March 27, 2002

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    PLEASE MARK                                                                                                    |
[X] VOTES AS IN                                                                                                    |
    THIS EXAMPLE.                                                                                                  |_______



                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                                                                                             FOR   AGAINST  ABSTAIN
1. Election of Directors                                          2. Approval of independent accountants     [ ]     [ ]      [ ]
   (see reverse)
                        FOR       WITHHELD
                        [ ]         [ ]
                                                                  THIS PROXY WHEN PROPERTY EXECUTED WILL BE VOTED IN THE MANNER
   [ ] ________________________________________________           DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
   For, except vote withheld from the above nominee(s):           FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.



                                                                  The signor hereby revokes all proxies heretofore given by the signor to vote at said meeting or any adjournments thereof.

                                                                  NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                         administrator, trustee or guardian, please give full
                                                                         title as such.

Signature: ____________________________ Date: _____________________ Signature: ___________________________ Date: _________________
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                                                  CNA FINANCIAL CORPORATION PROXY

P                                          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR THE ANNUAL MEETING, MAY 8, 2002, CHICAGO, ILLINOIS
R

O        The undersigned hereby appoints L.A. Tisch, J.S. Tisch, and B.L. Hengesbaugh, or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting or
X        stockholders of CNA Financial Corporation, to be held at CNA Plaza, (333 South Wabash Avenue), Chicago,
         Illinois, on May 8, 2002, at 10:00 A.M., or at any adjournment thereof as follows:
Y

                                      Election of Directors, Nominees:

                                      Antoinette Cook Bush, Walter L. Harris, Stephen W. Lilienthal,
                                      Edward J. Noha, Don M. Randel, Joseph Rosenberg, Bernard Hengesbaugh,
                                      James S. Tisch, Lawrence A. Tisch, Preston R. Tisch, Marvin Zonis.



You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need   ---------------------
not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy  |    SEE REVERSE    |
Committee cannot vote your shares unless you sign and return this card.                                       |       SIDE        |
                                                                                                              ---------------------


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